UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P&Gers,

You may not know this, but for most P&G employees, the deadline to vote the Blue Voting Instruction Form is 11:59 p.m. US-EDT on Wednesday, October 4. We recognize you’ve received many communications related to this year’s proxy contest, but this year is different.

Two important considerations for Voting Blue.

1.	Your vote MATTERS!

Combined, P&Gers hold more P&G shares than any other single entity.* If classified as an institutional shareholder, P&G employees’ shares would rank #1. Together, we own more than five times the shares owned by Nelson Peltz’s Trian. So yes, your vote matters. Some of you have asked… if you don’t vote, will your votes automatically be voted for the Company? The answer is no. If you don’t vote, your votes won’t count.

2.	It’s now or never.

Shares within P&G-sponsored plans must be voted by 11:59 p.m. US-EDT, October 4. The good news is, only the last vote counts. So if you’ve been unsure through the process, or voted an alternative white form, you simply need to vote a final blue form by Wednesday. Note, if you voted “withhold” on a white form, that cancels any blue votes. So please consider making your last vote a blue vote.

We’ll continue to bring you updates as we near the close of this proxy contest. We appreciate your patience and your support as we rally to continue our forward momentum for the future.

Thank you.

The Vote Blue Team

VOTE BLUE

*	Based on share ownership as of August 11, 2017.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE Proxy Card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.